Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Variable Equity Trust

We consent to the use of our report dated February 14, 2014, with respect to the financial statements of Legg Mason Variable Lifestyle Allocation 50%, Legg Mason Variable Lifestyle Allocation 70%, and Legg Mason Variable Lifestyle Allocation 85%, each a series of Legg Mason Partners Variable Equity Trust, as of December 31, 2013 incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Variable Equity Trust

We consent to the use of our report dated February 14, 2014, with respect to the financial statements of ClearBridge Variable Large Cap Growth Portfolio, a series of Legg Mason Partners Variable Equity Trust, as of December 31, 2013 incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Variable Equity Trust

We consent to the use of our report dated February 14, 2014, with respect to the financial statements of ClearBridge Variable Large Cap Value Portfolio, a series of Legg Mason Partners Variable Equity Trust, as of December 31, 2013 incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2014